UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2024 (November 8, 2024)

Haverty Furniture Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

1-14445
(Commission File Number)

MD	58-0281900
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, NE, Suite 800
Atlanta, GA 30342
(Address of principal executive offices, including zip code)

(404) 443-2900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HVT	NYSE
Class A Common Stock	HVTA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Transition
On November 8, 2024, the Haverty Furniture Companies, Inc. (“Havertys,” or the “Company”) Board of Directors (the “Board”) approved the following changes, each of which will take place effective January 1, 2025 (the “Effective Date”):

•	Clarence H. Smith, Havertys’ chief executive officer and chairman will retire from his position as chief executive officer and will continue his service on the Board as executive chairman.

•
Steven G. Burdette, 63, Havertys’ president will become president and chief executive officer and a member of the Board. Burdette began his career with Havertys in 1983 and has held responsibilities for all aspects of the business including store management, distribution, operations, merchandising, and marketing. He was named executive vice president, stores in 2008 and executive vice president, operations in 2017 and has served as president since 2021.

With the election of Burdette to the Board on the Effective Date, the size of the Company’s Board will be increased to 10 directors effective as of the Effective Date. Burdette was not appointed to any committees of the Board.

Compensatory Arrangements

As employees of Havertys, Smith and Burdette will receive no additional compensation for their service as a member of the Board.

In connection with the transition of Smith and the promotion of Burdette, the Board approved the compensation changes below on the Effective Date:

Burdette:
•	annual base salary will be increased to $650,000;
•	short-term target incentive award for fiscal year 2025 will be increased to 100% of his base salary from 70%; and
•
long-term incentive (“LTI”) award for fiscal 2025, consisting of restricted stock units and performance restricted stock units, with an estimated target total value of $1,075,000 up from the target total value of awards for fiscal 2024 of $499,000.

Smith:
•	annual base salary will be decreased to $600,000;
•	short-term target incentive award for fiscal year 2025 will be decreased to 75% of his base salary from 100%; and
•
long-term incentive (“LTI”) award for fiscal 2025, consisting of restricted stock units and performance restricted stock units, with an estimated target total value of $450,000 down from the target total value of awards for fiscal 2024 of $1,482,000.

There are no family relationships between Burdette and any other persons pursuant to which Burdette was selected as a director or officer. Burdette does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01  Regulation FD Disclosure.

On November 12, 2024, the Company issued a press release announcing the leadership transition described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is furnished as part of this Report:

Exhibit Number	Description of Exhibit (Commission File No. 1-14445)
99.1	Press Release dated November 12, 2024, issued by Registrant.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
November 12, 2024	By:
Jenny Hill Parker Senior Vice President, Finance and Corporate Secretary